EXHIBIT 99.1

Noble Corporation 13135 Dairy Ashford, Suite 800 Sugar Land, Texas 77478
PRESS RELEASE

NOBLE CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2020 RESULTS

•Completed financial restructuring on February 5, 2021

•Achieved zero lost-time incidents during 2020 and set several company safety records during the year

•Contract backlog over $1.6 billion at the end of 2020

•Fourth quarter results include a non-cash, before-tax charge of $2.8 billion relating to the impairment of certain rigs and related capital spares

SUGAR LAND, TEXAS, March 11, 2021 - Noble Corporation (“Noble” or the “Company”), as the successor entity for Noble Holding Corporation plc (“Legacy Noble”), today reported fourth quarter and full year 2020 results.

	Three Months Ended			Year Ended
(stated in millions, except per share amounts)	Dec. 31, 2020	Sep. 30, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Total Revenue	$203	$242	$454	$964	$1,305
Contract Drilling Service Revenue	195	227	441	909	1,246
Net Income (Loss)	(2,823)	(51)	(33)	(3,978)	(701)
Adjusted EBITDA*	57	76	83	281	329
Adjusted Net Income (Loss)*	(25)	1	(83)	(200)	(378)
Diluted Earnings (Loss) Per Share	(11.24)	(0.20)	(0.13)	(15.86)	(2.81)
Adjusted Diluted Earnings / (Loss) Per Share*	(0.10)	—	(0.33)	(0.80)	(1.52)
Contract Drilling Services Backlog	1,612	1,681	1,455	1,612	1,455

* A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can be found at www.noblecorp.com.

MORE

Robert W. Eifler, President and Chief Executive Officer of Noble Corporation, stated, “In early February we completed our financial restructuring transactions and emerged from Chapter 11 with a much stronger financial foundation. I am very proud of the dedication that the Noble team showed throughout this process. Despite challenging conditions created by the COVID-19 pandemic, our crews remained focused on safe and efficient operations. We had zero lost-time incidents during 2020 and set several company safety records during the year. During the fourth quarter we disposed of five cold-stacked rigs, which we believe was the right economic decision for our shareholders. Through our deep customer relationships, we increased our backlog during 2020 and ended the year with contract backlog of over $1.6 billion.”
Contract drilling services revenues for the fourth quarter totaled $195 million compared to $227 million in the third quarter of 2020. The decrease in revenues was due largely to a lower dayrate on the Noble Lloyd Noble and lower operating days on the Noble Tom Prosser and Noble Clyde Boudreaux in the fourth quarter. Marketed fleet utilization was 70% in the fourth quarter compared to 72% in the third quarter.
For the full year 2020, operating days declined by 19% compared to 2019, driven by lower utilization on a number of rigs including the Bully II, Noble Scott Marks, Noble Sam Turner, Noble Hans Deul, and Noble Joe Beall.
Contract drilling services costs for the fourth quarter were $125 million compared to $137 million in the third quarter of 2020. The 9% decline from third quarter was primarily driven by the disposition of the five cold-stacked rigs, and lower expenses on rigs that were idle during the fourth quarter. Contract drilling margin decreased to 36 percent from 40 percent in the previous period.
Adjusted EBITDA for the fourth quarter was $57 million compared to $76 million in the third quarter. For the full year 2020, Adjusted EBITDA totaled $281 million versus $329 million for the full year 2019.

Operating Highlights
During the fourth quarter, the jackup Noble Sam Turner signed a two-year contract award with Total in Denmark for work beginning in March 2021, the jackup Noble Tom Prosser was awarded a contract with Santos in Timor-Leste for work beginning in May 2021, and the jackup Noble Hans Deul executed a contract with IOG for 440 days of work beginning in April 2021. ExxonMobil also transferred contracted term among our rigs working under the

Commercial Enabling Agreement, solidifying the contract coverage for the Noble Tom Madden to the end of 2027, the Noble Bob Douglas and Noble Don Taylor to the end of 2022, and finally the Noble Sam Croft to the end of 2021.
In February, the semisubmersible Noble Clyde Boudreaux was awarded a 180-day contract with Premier Oil in Indonesia. Additionally, Saudi Aramco has rescinded the previously issued suspension notice on the Noble Roger Lewis and replaced with a shorter standby period for well planning and maintenance after which the rig is expected to resume operations. The Company has agreed to adjust dayrates for the Noble Scott Marks and Noble Roger Lewis to $90,000 while drilling for oil and $139,000 while drilling for gas, effective during the period from January 1, 2021 through December 31, 2021.

Restructuring Update
On July 31, 2020, Legacy Noble and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas. On February 5, 2021, the Debtors emerged from the Chapter 11 Cases with a new parent company organized under the laws of the Cayman Islands named Noble Corporation.
Noble is adopting fresh start accounting as of the date of emergence, which will result in a new reporting entity and include adjustments for reporting periods after the emergence date. Accordingly, because fresh start accounting rules apply, our financial condition and results of operations following emergence from the Chapter 11 Cases will not be comparable to the financial condition and results of operations reflected in our historical financial statements from before February 5, 2021.
As a result of the financial restructuring, Noble emerged with a substantially delevered balance sheet with less than $300 million of net debt and liquidity of over $600 million. Noble’s new capital structure includes a new $675 million revolving credit facility, of which $178 million is currently drawn, and $216 million of second lien notes.
At emergence, Legacy Noble’s ordinary shares were cancelled and shares of the Company were issued to Legacy Noble’s former bondholders. Certain former bondholders and former equity holders of Legacy Noble were also issued warrants to purchase shares of the Company. The Company intends to pursue listing on a national securities exchange.

Outlook
Commenting on the state of the offshore drilling industry, Mr. Eifler added, “While our industry continues to face significant challenges, we are starting to see an increase in tender activity in various markets and expect further improvements to the extent operators remain confident in forward oil and gas prices. We remain highly focused on putting our assets to their best and highest use, and, to that end, look forward to commencing operations for the Noble Lloyd Noble in Norway later this year. Our fleet of high specification assets, our global footprint, and our diverse customer relationships position us not only to benefit as the market continues to improve but also to take advantage of strategic growth opportunities that may arise. As always, we remain focused on serving the needs of our customers and delivering exceptional results.”

About Noble Corporation
Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Currently, Noble performs, through its subsidiaries, contract drilling services with a fleet of 19 offshore drilling units, consisting of 7 drillships and semisubmersibles and 12 jackups, focused largely on ultra-deepwater and high-specification jackup drilling opportunities in both established and emerging regions worldwide. Noble is an exempted company incorporated in the Cayman Islands with limited liability with registered office at P.O. BOX 31327, Ugland House, S. Church Street, Georgetown, Grand Cayman, KY1-1104. Additional information on Noble is available at www.noblecorp.com.

Forward-looking Disclosure Statement
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this communication or in the documents incorporated by reference, including those regarding the effect, impact, and other implications of the Chapter 11 Cases, the global novel strain of coronavirus (“COVID-19”) pandemic, strategic opportunities, agreements regarding production levels among members of the Organization of Petroleum Exporting Countries and other oil and gas producing nations (“OPEC+”) and any expectations we may have with respect thereto, and those regarding rig demand, the offshore drilling market, oil prices, contract backlog, fleet status, our future financial position, business strategy, impairments, repayment of debt, liquidity, borrowings under our credit facility or other instruments, sources of funds, future capital expenditures, contract commitments, dayrates, contract commencements, extension or renewals, contract tenders, plans and objectives of management for future operations, stock exchange listing, industry conditions, access to financing, impact of competition, worldwide economic conditions, timing or results of acquisitions or dispositions, and timing for compliance with any new regulations are forward-looking statements. When used in this report, or in the documents incorporated by reference, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “shall” and “will” and similar expressions are intended to be among the statements that identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. These forward-looking statements speak only as of the date of this communication and we undertake no obligation to revise or update any forward-looking statement for any reason, except as required by law. We have identified factors, including, but not limited to, the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects, the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents, the effects of public health threats, pandemics and epidemics, such as the recent and ongoing outbreak of COVID-19, and the adverse impact thereof on our business, financial condition and results of operations (including but not limited to our growth, operating costs, supply chain, availability of labor, logistical capabilities, customer demand for our services and industry demand generally, our liquidity, the price of our securities and trading markets with respect thereto, our ability to access capital markets, and the global economy and financial markets generally), the effects of actions by, or disputes among OPEC+ members with respect to production levels or other matters related to the price of oil, market conditions, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, operating hazards and delays, risks associated with operations outside the US, actions by regulatory authorities, credit rating agencies, customers, joint venture partners, contractors, lenders and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, violations of anti-corruption laws, shipyard risk and timing, delays in mobilization of rigs, hurricanes and other weather conditions, and the future price of oil and gas, that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include those “Risk Factors” referenced or described in the Company’s most recent Form 10-K, Form 10-Q’s, and other filings with the Commission. We cannot control such risk factors and other uncertainties, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us.
Conference Call
Noble will not host a conference call to review fourth quarter 2020 results.

For additional information, contact: Craig Muirhead
Vice President - Investor Relations and Treasurer
713-239-6564, or at investors@noblecorp.com

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Operating revenues
Contract drilling services	$194,681	$441,312	$909,236	$1,246,058
Reimbursables and other	8,526	12,776	55,036	59,380
	203,207	454,088	964,272	1,305,438
Operating costs and expenses
Contract drilling services	125,008	181,821	567,487	698,343
Reimbursables	6,801	10,506	48,188	49,061
Depreciation and amortization	90,477	106,740	374,129	440,221
General and administrative	14,692	18,976	121,196	168,792
Pre-petition charges	—	—	14,409	—
Loss on impairment	2,795,891	19,784	3,915,408	615,294
	3,032,869	337,827	5,040,817	1,971,711
Operating (loss) income	(2,829,662)	116,261	(4,076,545)	(666,273)
Other income (expense)
Interest expense, net of amounts capitalized	(67)	(71,224)	(164,653)	(279,435)
Gain on extinguishment of debt, net	—	—	17,254	30,616
Interest income and other, net	466	1,785	9,012	6,007
Reorganization items, net	(14,916)	—	(23,930)	—
(Loss) income from continuing operations before income taxes	(2,844,179)	46,822	(4,238,862)	(909,085)
Income tax benefit	21,459	1,378	260,403	38,540
Net (loss) income from continuing operations	(2,822,720)	48,200	(3,978,459)	(870,545)
Net loss from discontinued operations, net of tax	—	—	—	(3,821)
Net (loss) income	(2,822,720)	48,200	(3,978,459)	(874,366)
Net (loss) income attributable to noncontrolling interests	—	(81,070)	—	173,776
Net (loss) income attributable to Noble Corporation	$(2,822,720)	$(32,870)	$(3,978,459)	$(700,590)
Net loss attributable to Noble Corporation
Net loss from continuing operations	(2,822,720)	(32,870)	(3,978,459)	(696,769)
Net loss from discontinued operations, net of tax	—	—	—	(3,821)
Net loss attributable to Noble Corporation	$(2,822,720)	$(32,870)	$(3,978,459)	$(700,590)
Per share data
Basic:
Loss from continuing operations	$(11.24)	$(0.13)	$(15.86)	$(2.79)
Loss from discontinued operations	—	—	—	(0.02)
Net loss attributable to Noble Corporation	$(11.24)	$(0.13)	$(15.86)	$(2.81)
Diluted:
Loss from continuing operations	$(11.24)	$(0.13)	$(15.86)	$(2.79)
Loss from discontinued operations	—	—	—	(0.02)
Loss attributable to Noble Corporation	$(11.24)	$(0.13)	$(15.86)	$(2.81)

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$343,332	$104,621
Accounts receivable, net	147,863	198,665
Prepaid expenses and other current assets	111,089	118,821
Total current assets	602,284	422,107
Property and equipment, at cost	4,777,697	10,306,625
Accumulated depreciation	(1,200,628)	(2,572,701)
Property and equipment, net	3,577,069	7,733,924
Other assets	84,584	128,467
Total assets	$4,263,937	$8,284,498
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$62,505
Accounts payable	95,159	108,208
Accrued payroll and related costs	36,553	56,056
Other current liabilities	86,639	290,159
Total current liabilities	218,351	516,928
Long-term debt	—	3,779,499
Other liabilities	117,331	329,099
Liabilities subject to compromise	4,239,643	—
Total liabilities	4,575,325	4,625,526
Commitments and contingencies
Total shareholders’ equity	(311,388)	3,658,972
Total liabilities and equity	$4,263,937	$8,284,498

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(3,978,459)	$(874,366)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization	374,129	440,221
Loss on impairment	3,915,408	615,294
Gain on extinguishment of debt, net	(17,254)	(30,616)
Reorganization items, net	(17,366)	—
Changes in components of working capital:
Change in taxes receivable	29,880	(11,225)
Net changes in other operating assets and liabilities	(33,141)	47,463
Net cash provided by operating activities	273,197	186,771
Cash flows from investing activities
Capital expenditures	(148,886)	(268,783)
Proceeds from disposal of assets, net	27,366	12,753
Net cash used in investing activities	(121,520)	(256,030)
Cash flows from financing activities
Borrowings on credit facilities	210,000	755,000
Repayments of credit facilities	—	(420,000)
Repayments of debt	(101,132)	(400,000)
Debt issuance costs	—	(1,092)
Purchase of noncontrolling interest	—	(106,744)
Dividends paid to noncontrolling interests	—	(25,109)
Cash paid to settle equity awards	(1,010)	—
Taxes withheld on employee stock transactions	(418)	(2,779)
Net cash provided by (used in) financing activities	107,440	(200,724)
Net increase (decrease) in cash, cash equivalents and restricted cash	259,117	(269,983)
Cash, cash equivalents and restricted cash, beginning of period	105,924	375,907
Cash, cash equivalents and restricted cash, end of period	$365,041	$105,924

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except operating statistics)
(Unaudited)

	Three Months Ended December 31,						Three Months Ended September 30,
	2020			2019			2020
	Contract Drilling Services	Other	Total	Contract Drilling Services	Other	Total	Contract Drilling Services	Other	Total
Operating revenues
Contract drilling services	$194,681	$—	$194,681	$441,312	$—	$441,312	$227,050	$—	$227,050
Reimbursables and other	8,526	—	8,526	12,776	—	12,776	14,786	—	14,786
	$203,207	$—	$203,207	$454,088	$—	$454,088	$241,836	$—	$241,836
Operating costs and expenses
Contract drilling services	$125,008	$—	$125,008	$181,821	$—	$181,821	$137,180	$—	$137,180
Reimbursables	6,801	—	6,801	10,506	—	10,506	13,369	—	13,369
Depreciation and amortization	90,477	—	90,477	106,740	—	106,740	90,606	—	90,606
General and administrative	14,692	—	14,692	18,976	—	18,976	15,662	—	15,662
Pre-petition charges	—	—	—	—	—	—	—	3,894	3,894
Loss on impairment	2,795,891	—	2,795,891	19,784	—	19,784	—	—	—
	$3,032,869	$—	$3,032,869	$337,827	$—	$337,827	$256,817	$3,894	$260,711
Operating income (loss)	$(2,829,662)	$—	$(2,829,662)	$116,261	$—	$116,261	$(14,981)	$(3,894)	$(18,875)

Operating statistics
Jackups:
Average Rig Utilization	61%	93%	62%
Operating Days	676	1,096	680
Average Dayrate	$104,450	$129,898	$146,625
Floaters: (1)
Average Rig Utilization	86%	60%	53%
Operating Days	552	664	582
Average Dayrate	$224,831	$450,362	$218,821
Total: (1)
Average Rig Utilization	70%	77%	57%
Operating Days	1,228	1,760	1,262
Average Dayrate	$158,585	$250,760	$179,900

(1)The fourth quarter of 2019 includes the impact of the Noble Bully II contract buyout. Exclusive of this item, the average dayrate for the three months ended December 31, 2019 would have been $198,956 for floaters and $155,940 for total rigs.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
CALCULATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER SHARE
(In thousands, except per share amounts)
(Unaudited)

The following table presents the computation of basic and diluted loss per share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Numerator:
Basic
Net loss from continuing operations	$(2,822,720)	$(32,870)	$(3,978,459)	$(696,769)
Net loss from discontinued operations, net of tax	—	—	—	(3,821)
Net loss attributable to Noble Corporation	$(2,822,720)	$(32,870)	$(3,978,459)	$(700,590)
Diluted
Net loss from continuing operations	$(2,822,720)	$(32,870)	$(3,978,459)	$(696,769)
Net loss from discontinued operations, net of tax	—	—	—	(3,821)
Net loss attributable to Noble Corporation	$(2,822,720)	$(32,870)	$(3,978,459)	$(700,590)
Denominator:
Weighted average shares outstanding - basic	251,079	249,198	250,792	248,949
Weighted average shares outstanding - diluted	251,079	249,198	250,792	248,949

Loss per share
Basic:
Loss from continuing operations	$(11.24)	$(0.13)	$(15.86)	$(2.79)
Loss from discontinued operations	—	—	—	(0.02)
Net loss attributable to Noble Corporation	$(11.24)	$(0.13)	$(15.86)	$(2.81)
Diluted:
Loss from continuing operations	$(11.24)	$(0.13)	$(15.86)	$(2.79)
Loss from discontinued operations	—	—	—	(0.02)
Net loss attributable to Noble Corporation	$(11.24)	$(0.13)	$(15.86)	$(2.81)

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
NON-GAAP MEASURES AND RECONCILIATION

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. The Company defines “Adjusted EBITDA” as net loss from continuing operations before income taxes; interest income and other, net; gain (loss) on extinguishment of debt, net; interest expense, net of amounts capitalized; loss on impairment; pre-petition charges; reorganization items, net; certain corporate legal matters; and depreciation and amortization expense. We believe that Adjusted EBITDA measure provides greater transparency of our core operating performance.
In order to fully assess the financial operating results, management believes that the results of operations, adjusted to exclude the following items, which are included in the Company’s press release issued on March 11, 2021, are appropriate measures of the continuing and normal operations of the Company:
(i)In the first quarter of 2019, a gain on debt extinguishment;
(ii)In the second quarter of 2019, charge related to ongoing litigation and a discrete tax item;
(iii)In the third quarter of 2019, an impairment on one of our rigs and a loss on debt extinguishment;
(iv)In the fourth quarter of 2019, an impairment of a rig and capital spares and the contract buyout with Shell;
(v)In the first quarter of 2020, an impairment on four of our rigs, certain capital spare equipment and discrete tax items;
(vi)In the second quarter of 2020, a charge related to ongoing litigation, a loss on debt extinguishment, pre-petition charges and discrete tax items;
(vii)In the third quarter of 2020, a gain on debt extinguishment, discrete tax items, pre-petition charges and reorganization items; and
(viii)In the fourth quarter of 2020, an impairment on 12 of our rigs, discrete tax items, and reorganization items.
These non-GAAP adjusted measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling cost, contract drilling margin, average daily revenue, operating income, cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. Please see the following non-GAAP Financial Measures and Reconciliations for a complete description of the adjustments.

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Adjusted EBITDA	Three Months Ended December 31,		Three Months Ended	Twelve Months Ended December 31,
	2020	2019	September 30, 2020	2020	2019
Income (loss) from continuing operations before income taxes	$(2,844,179)	$46,822	$(25,597)	$(4,238,862)	$(909,085)
Interest expense, net of amounts capitalized	67	71,224	23,427	164,653	279,435
Interest income and other, net	(466)	(1,785)	(7,872)	(9,012)	(6,007)
Gain on extinguishment of debt	—	—	(17,847)	(17,254)	(30,616)
Depreciation and amortization	90,477	106,740	90,606	374,129	440,221
Loss on impairment	2,795,891	19,784	—	3,915,408	615,294
Noble Bully II - Shell contract buyout	—	(160,099)	—	—	(160,099)
Pre-petition charges	—	—	3,894	14,409	—
Legal contingencies	—	—	—	54,000	100,000
Reorganization items, net	14,916	—	9,014	23,930	—
Adjusted EBITDA	$56,706	$82,686	$75,625	$281,401	$329,143

NOBLE CORPORATION (formerly known as Noble Holding Corporation plc)
AND SUBSIDIARIES (DEBTOR-IN-POSSESSION)
NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

Reconciliation of Income Tax Benefit (Provision)	Three Months Ended December 31,		Three Months Ended	Twelve Months Ended December 31,
	2020	2019	September 30, 2020	2020	2019
Income tax benefit (provision)	$21,459	$1,378	$(25,271)	$260,403	$38,540
Adjustments
Loss on impairment	(4,047)	(2,630)	—	(99,677)	(2,630)
Gain on debt extinguishment	—	—	—	—	6,566
Reorganization items, net	—	—	(2,520)	(2,520)	—
Discrete tax items	(9,187)	12,485	58,910	(109,447)	(21,178)
Noble Bully II - Shell contract buyout	—	2,452	—	—	2,452
Total Adjustments	(13,234)	12,307	56,390	(211,644)	(14,790)
Adjusted income tax benefit	$8,225	$13,685	$31,119	$48,759	$23,750

Reconciliation of Net Loss Attributable to Noble Corporation	Three Months Ended December 31,		Three Months Ended	Twelve Months Ended December 31,
	2020	2019	September 30, 2020	2020	2019
Net loss attributable to Noble Corporation	$(2,822,720)	$(32,870)	$(50,868)	$(3,978,459)	$(700,590)
Adjustments
Loss on impairment, net of tax	2,791,844	17,154	—	3,815,731	612,664
Net loss attributable to noncontrolling interest	—	78,019	—	—	(186,969)
Gain on debt extinguishment	—	—	(17,847)	(17,254)	(24,050)
Discrete tax items	(9,187)	12,485	58,910	(109,447)	(21,178)
Legal contingencies	—	—	—	54,000	100,000
Noble Bully II - Shell contract buyout	—	(157,647)	—	—	(157,647)
Pre-petition charges	—	—	3,894	14,409	—
Reorganization items, net	14,916	—	6,494	21,410	—
Total Adjustments	2,797,573	(49,989)	51,451	3,778,849	322,820
Adjusted net income (loss) attributable to Noble Corporation	$(25,147)	$(82,859)	$583	$(199,610)	$(377,770)

Reconciliation of Diluted EPS Attributable to Noble Corporation	Three Months Ended December 31,		Three Months Ended	Twelve Months Ended December 31,
	2020	2019	September 30, 2020	2020	2019
Unadjusted diluted EPS attributable to Noble Corporation	$(11.24)	$(0.13)	$(0.20)	$(15.86)	$(2.81)
Adjustments
Loss on impairment	11.11	0.07	—	15.22	1.40
Discrete tax items	(0.03)	0.05	0.22	(0.45)	(0.09)
Legal contingencies	—	—	—	0.22	0.40
Noble Bully II - Shell contract buyout	—	(0.32)	—	—	(0.32)
Gain on extinguishment of debt	—	—	(0.07)	(0.07)	(0.10)
Pre-petition charges	—	—	0.02	0.06	—
Reorganization items, net	0.06	—	0.03	0.08	—
Total Adjustments	11.14	(0.20)	0.20	15.06	1.29
Adjusted diluted EPS attributable to Noble Corporation	$(0.10)	$(0.33)	$—	$(0.80)	$(1.52)